Exhibit 99.1

Independent Accountants’ Report

Board of Directors

McCarthy Group Advisors, L.L.C.

Omaha, Nebraska

We have audited the accompanying balance sheets of McCarthy Group Advisors, L.L.C. (the “Company”) as of December 31, 2009 and 2008, and the related statements of income, members’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of McCarthy Group Advisors, L.L.C. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BKD LLP

    Omaha, Nebraska

    April 6, 2010

McCARTHY GROUP ADVISORS, L.L.C.

Balance Sheets

	September 30,	December 31,
	2010	2009	2008
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$781,358	$255,228	$409,894
Accounts receivable	211,394	214,167	185,504
Prepaid expenses	49,392	185,035	175,328

Total current assets	1,042,144	654,430	770,726

Property and equipment, at Cost
Office equipment	52,286	51,859	28,033
Computer equipment and software	70,145	57,217	125,215
Office furniture	64,319	64,319	49,303
Leasehold improvements	27,187	27,187	41,736

	213,937	200,582	244,287
Less accumulated depreciation and amortization	126,738	91,490	169,340

	87,199	109,092	74,947

Total assets	$1,129,343	$763,522	$845,673

Liabilities and Members’ Equity
Current liabilities
Accounts payable	$45,488	$49,293	$44,990
Accrued expenses	643,602	279,426	395,009

Total current liabilities	689,090	328,719	439,999

Members’ equity	440,253	434,803	405,674

Total liabilities and members’ equity	$1,129,343	$763,522	$845,673

See Notes to Financial Statements

McCARTHY GROUP ADVISORS, L.L.C.

Statements of Income

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008
	(Unaudited)	(Unaudited)
Revenues
Asset management fees	$1,155,989	$1,045,402	$1,421,356	$1,928,634
MGAM advisory fees	1,504,799	1,229,565	1,708,807	1,886,321
McCarthy Fund Advisory fees	252,653	189,647	280,536	206,486
Expense reimbursement income	232,367	192,097	268,498	290,397
Interest income	—	877	880	15,489

	3,145,808	2,657,588	3,680,077	4,327,327

Expenses
Salaries and employee benefits	1,841,553	1,537,225	2,119,428	2,476,844
General and administrative	663,556	664,097	861,985	927,627
Depreciation and amortization	35,249	18,562	25,132	33,759
Loss on disposal of property and equipment	—	9,378	21,254	—
Other	—	4,515	4,515	—

	2,540,358	2,233,777	3,032,314	3,438,230

Net Income	$605,450	$423,811	$647,763	$889,097

See Notes to Financial Statements

McCARTHY GROUP ADVISORS, L.L.C.

Statements of Members’ Equity

Nine Month Period Ended September 30, 2010 and

Years Ended December 31, 2009 and 2008

	Class A Units		Class B Units
	MGA Holdings	Andrea	Andrea	Rod
	L.LC.	McMahon	McMahon	Cerny	Total

Balance, January 1, 2008	$655,536	$10,041	$8,657	$8,657	$682,891
Member capital distributions	(1,146,702)	(2,298)	(8,657)	(8,657)	(1,166,314)
Net income	869,923	1,740	8,717	8,717	889,097

Balance, December 31, 2008	378,757	9,483	8,717	8,717	405,674
Member capital distributions	(600,000)	(1,200)	(8,717)	(8,717)	(618,634)
Net income	633,793	1,268	6,351	6,351	647,763

Balance, December 31, 2009	412,550	9,551	6,351	6,351	434,803
Member capital distributions (unaudited)	(598,800)	(1,200)	—	—	(600,000)
Net income (unaudited)	592,393	1,185	5,936	5,936	605,450

Balance, September 30, 2010 (unaudited)	$406,143	$9,536	$12,287	$12,287	$440,253

See Notes to Financial Statements

McCARTHY GROUP ADVISORS, L.L.C.

Statements of Cash Flows

	Nine Months Ended	Years Ended December 31,
	2010	2009	2008
	(Unaudited)
Operating Activities
Net income	$605,450	$647,763	$889,097
Items not requiring cash
Depreciation and amortization	35,249	25,132	33,759
Loss on disposal of property and equipment	—	21,254	—
Changes in
Accounts receivable	2,773	(28,663)	42,187
Prepaid expenses	135,643	(9,707)	(27,991)
Accounts payable and accrued expenses	360,371	(111,280)	212,356

Net cash provided by operating activities	1,139,486	544,499	1,149,408

Investing activities - Purchase of Property and Equipment	(13,356)	(80,531)	(3,001)

Financing Activities - Member Capital Distributions	(600,000)	(618,634)	(1,166,314)

Increase (decrease) in Cash	526,130	(154,666)	(19,907)

Cash, Beginning of Period	255,228	409,894	429,801

Cash, End of Period	$781,358	$255,228	$409,894

See Notes to Financial Statements

McCarthy Group Advisors, L.L.C

Notes to Financial Statements

Note 1: Acquisition (unaudited)

On November 18, 2010, all of the outstanding membership interests of the Company were acquired by Westwood Holdings Group, Inc., an asset management firm headquartered in Dallas, Texas. The aggregate consideration consisted of $5.048 million in cash and the issuance of 181,461 shares of the acquirer’s common stock.

Note 2: Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

McCarthy Group Advisors, L.L.C. (the Company), a Nebraska limited liability company, is engaged in the business of offering investment advice, investment management services, and financial planning for customers primarily in Nebraska and Iowa. The Company is registered as an investment advisor with the Securities and Exchange Commission.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Effective October 3, 2008, the FDIC’s insurance limits increased to $250,000. The increase in federally insured limits is currently set to expire December 31, 2013.

Certain of the financial institutions holding the Company’s cash accounts are participating in the FDIC’s Transaction Account Guarantee Program. Under the program, through June 30, 2010, all noninterest-bearing transaction accounts at these institutions are fully guaranteed by the FDIC for the entire amount in the account.

At December 31, 2009, none of the Company’s cash accounts exceeded federally insured limits.

Accounts Receivable

Accounts receivable are stated at the amount billed to customers. The Company does not provide for an allowance for doubtful accounts as most billings are debited directly from the managed accounts. Accounts receivable billed are ordinarily due 30 days after the issuance of the invoice.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization is charged to expense on a straight-line basis over the estimated useful life of each asset. Accelerated methods are used for income tax purposes.

Note 2: Nature of Operations and Summary of Significant Accounting Policies – Continued

Income Taxes

The members of the Company have elected to be taxed under the provisions of Subchapter “K” of the Internal Revenue Code and a similar section of the Nebraska income tax law. Therefore, taxable income or loss is reported to the individual members for inclusion in their respective tax returns and no provision for federal and state income taxes is included in these statements.

The Company files income tax returns in federal and state jurisdictions. With a few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2002.

Note 3: Members’ Equity

The Company has authorized both Class A and B Units. Class B Units at any time will not exceed 10% of the total units and may be voting or non-voting and subject to transfer restrictions. As of December 31, 2009 and 2008, the Class B units outstanding are for profit interests only with no voting rights.

The liability of each member shall be limited to its capital contribution set forth in McCarthy Group Advisor, L.L.C.’s operating agreement, and provided under the Limited Liability Act of Nebraska. No Member shall have any other liability to contribute money to, or in respect of the liabilities or obligations of McCarthy Group Advisors, L.L.C., except as and to the extent provided in the Limited Liability Act of Nebraska. No Member shall be obligated to make loans to McCarthy Group Advisors, L.L.C.

Note 4: Operating Lease

The Company leases office space under an operating lease which expires in July 2014. Rent expense for the years ended December 31, 2009 and 2008, including allocations of operating expenses, was $220,037 and $249,745, respectively. Future minimum lease payments for the next five years at December 31, 2009, were:

2010	$102,161
2011	105,230
2012	108,379
2013	111,621
2014	66,245

Note 5: Employee Benefit Plan

The Company has established a 401(k) Profit Sharing Plan for substantially all full-time employees, which provides for elective deferrals from each employee’s salary. The Company contributes 3% of each participating employee’s monthly salary to the Plan. The Company’s contributions to the plan were approximately $38,300 and $39,400 in 2009 and 2008, respectively.

Note 6: Related Party Transactions

Revenues attributable to services provided to related parties (MGA Investment LLCs, MGA Long-Short, L.P., McCarthy Multi-Cap Stock Fund, KPM Equity Partners Limited Partnership) were recorded as follows at September 30, 2010, December 31, 2009 and December 31, 2008:

	September 30,	December 31,
	2010	2009	2008
	(Unaudited)
Revenues, net of broker fee	$1,036,406	$1,247,859	$1,353,861
Accounts receivable, net of broker fee	91,854	96,166	68,423

Note 7: Subsequent Events

Subsequent events have been evaluated through April 6, 2010, which is the date the financial statements were available to be issued.